UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 12, 2013
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 12, 2013, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the fourth quarter and year ended December 30, 2012.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	March 12, 2013 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: March 12, 2013	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports Full Year and Fourth Quarter Fiscal 2012 Financial Results

Kratos Affirms Previously Issued Fiscal 2013 Guidance for Adjusted Free Cash Flow and Provides Fiscal Year 2013 Revenue and Adjusted EBITDA Guidance

Reports Non-Cash Goodwill Impairment Charge Primarily Related To Legacy Services Businesses

SAN DIEGO, CA, March 12, 2013 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported fiscal year 2012 revenues of $969.2 million, an increase of 36 percent over fiscal year 2011.  Kratos also reported for fiscal 2012 Adjusted EBITDA of $115.4 million or 11.9 percent of revenue, Adjusted Cash Flow From Continuing Operations of $57.7 million and Adjusted Free Cash Flow of $41.1 million.  For the fourth quarter ended December 30, 2012, Kratos reported revenues of $263.6 million and Adjusted EBITDA of $31.6 million or 12 percent of revenue and Adjusted Free Cash Flow of $14.9 million.

For the fourth quarter, Kratos generated a book-to-bill ratio of 1.1 to 1.0, representing the third sequential fiscal quarter in a row that Kratos’ book-to-bill performance has exceeded 1.0 to 1.0.  At fiscal year-end December 30, 2012, Kratos reported total backlog of $1.3 billion and a qualified bid and proposal pipeline of $4.2 billion.  Importantly, Kratos does not include in its backlog, book-to-bill ratio or bid and proposal pipeline any amounts expected from Multiple Award Contracts (MAC’s), Indefinite Delivery Indefinite Quantity contracts (IDIQ’s) or Government Wide Acquisition Contracts (GWAC’s) unless associated funded Task Orders have been received.

Key contracts recently awarded to Kratos include:

·
Kratos was successful in winning the recompete on one of the Company’s largest contracts, in the satellite communications C2 area, for an additional six years, assuming all contract options are exercised.

·
One of Kratos’ five largest customers awarded Kratos a 2013 aerial drone production award, and the customer indicated it intends to award Kratos five years of additional production on a sole source basis.

·
Two of Kratos’ top ten customers awarded Kratos continued full rate production for 2013 of specialized electronic products in support of certain strategic Electronic Warfare and Missile System related programs.

·	Earlier in 2012, another Kratos top ten customer exercised a $50 million option on a $100 million Ballistic Missile Defense and Hypersonic vehicle focused Kratos contract.

For the full year and fourth quarter ended December 30, 2012, Pro forma EPS from continuing operations was $0.53 and $0.15, respectively.

Kratos' fourth quarter results include important contributions from its unmanned aerial drone, aerial target, aerial systems, ballistic missile defense, electronic warfare and products, satellite communications, cyber security, C5ISR and training product areas, and Kratos’ critical infrastructure security business.   During the fourth quarter and throughout 2012, Kratos also experienced continued contraction in its traditional government information technology and services business, which now represent approximately ten percent of Kratos’ overall consolidated revenues.

Approximately 65 percent of Kratos’ business is focused on providing or supporting specialty products for strategic National Security programs.  An additional approximate 25 percent of Kratos' business is focused on providing critical infrastructure security, public safety and cyber security related products and solutions for certain of our country’s most strategic and important assets.  Approximately 30 percent of Kratos' overall business is funded by commercial or international security focused customers, and is not impacted by U.S. Federal Budgets.

Kratos is affirming its previously communicated Adjusted Free Cash Flow guidance for full fiscal year 2013 of $50 million.  Kratos is providing full fiscal year 2013 revenue guidance of $950 million to $1 billion, and Adjusted EBITDA guidance of $115 million to $125 million, respectively.  Kratos’ 2013 financial guidance is being provided in an extremely uncertain U.S. Federal Government budgetary environment, including Federal debt ceiling discussions, an existing six-month Continuing Resolution Authorization, which expires March 27, 2013, no Fiscal 2013 DoD budget currently being in place, a delayed Fiscal 2014 DoD budget request, and a potential for an extended Sequestration or similar significant Federal budgetary reduction scenario.  The potential impact of an extended Sequestration event, as currently written with an approximate 10 percent across the budget line item reduction, has not been assumed in Kratos' guidance.  Kratos' 2013 guidance does assume that the Pentagon will ultimately be provided the discretion to protect its priority programs and initiatives that support the new Defense Strategy and the Strategic Pivot.  Kratos currently expects that the Company’s first and second quarter fiscal 2013 revenues will be in the range of $235 to $245 million, and that the Company’s third and fourth quarter fiscal 2013 revenues will be in the range of $240 to $255 million.  The Company’s currently expects adjusted EBITDA margins of approximately 11% to 12% in the first half of fiscal year 2013, and approximately 12% to 13% in the second half of fiscal 2013.  The forecasted increased revenues and Adjusted EBITDA for the second half of fiscal 2013 is primarily due to expected U.S. Federal Government funding flows around the September 30 Federal Government fiscal year end and expected growth in Kratos' critical infrastructure security business.  Kratos currently expects its second, third and fourth fiscal quarters of 2013 cash receipts to be stronger than the first quarter, due primarily to the expected collection of significant contract milestone payments in those periods, with the first quarter being approximately Adjusted Free Cash Flow neutral.  Additionally, in 2013 Kratos will make the bi-annual interest payments on its Senior Secured Notes in the second and fourth quarters.

Eric DeMarco, Kratos’ President & CEO said, “We closed out 2012 positioned well for 2013, generating a 1.1 to 1.0 book-to-bill ratio and $41 million of Adjusted Free Cash Flow for the year, giving us confidence in our 2013 Adjusted Free Cash Flow target of $50 million.  As we begin 2013, we believe that Kratos is a uniquely differentiated specialty product and solutions business, focused on strategic mission critical National Security programs, platforms and initiatives which we believe will remain funding priorities for our country.  We also believe that the current and expected future budgetary environment will provide companies like Kratos the opportunity to demonstrate our ability to offer cost saving innovations and deliver leading edge technology and products that address our customer’s mission and are affordable.  Our plan for 2013 is to remain laser focused on operational excellence, cash flow generation and the integration of the businesses we acquired in 2012, including CEI, which has performed outstandingly well as we originally expected.   We will continue our ongoing facilities and back office consolidation and cost reduction initiatives, reducing non-critical and duplicative G&A and overhead, and focus our IR&D investments in areas where we see growth opportunities.   Also importantly, in 2013 we expect Kratos' critical infrastructure security and public safety business to recover from the work stoppage and delays we experienced in the fourth quarter of 2012 as a result of Hurricane Sandy, and for this business to continue an organic growth trajectory in the second half of 2013.”

Kratos also reported that in connection with the preparation of Kratos' fiscal year ended and fourth quarter financial statements, the Company conducted a test of its goodwill as of December 30, 2012, in accordance with Accounting Standards Codification Topic 350.  As a result of this goodwill test, and due primarily to U.S. Defense industry conditions, related equity market conditions, and the Company’s equity valuation, all of which have been adversely impacted by the threat of a long term sequestration event, an existing six-month Continuing Resolution Authorization and overall U.S. Federal budgetary uncertainty, the Company recorded a non-cash goodwill and intangible asset impairment charge of $96.6 million.  The goodwill and intangible asset charge is related primarily to previously acquired legacy services businesses, which the Company has deemphasized as part of its core strategy over the past several years, as Kratos builds a specialty product and technology based business.  Additionally, the non-cash impairment charge is not related in any way to the operating performance or cash flows of the Company’s recently acquired product and technology focused businesses.  The impairment charge also has no impact on Kratos' business operations, cash balances, cash flow or debt agreements.

Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 11523954.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, unmanned systems, cyber warfare, cyber security, information assurance, and critical infrastructure security.  Kratos has primarily an engineering and technical oriented work force of approximately 4,300.  The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are national security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, timing and expected impact of integration and divestiture activities, and market and industry developments, including the potential impact of sequestration and the impact of Federal budget cuts on our business. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks of our subcontractors or suppliers failure to perform their contractual obligations, including the appearance of counterfeit parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks associated with our planned divestiture of certain non-core businesses; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 30, 2012, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including Adjusted Cash Flow From Operations (computed as Cash provided by operating activities from continuing operations excluding the impairment of goodwill and intangible assets, payment of acquisition related items), Adjusted Free Cash Flow (computed as Cash provided by operating activities from continuing operations excluding the impairment of goodwill and intangible assets, payment of acquisition related items less payments for capital expenditures),  Pro Forma EPS (computed using net income excluding the impairment of goodwill and intangible assets, amortization of purchased intangibles, acquisition related items, and unused office space expense less the estimated tax cash payments), and Adjusted EBITDA (which excludes the impairment of goodwill and intangible assets, losses from discontinued operations, transaction and other acquisition related items, contract settlements, stock compensation expense and income from SWAP instruments, and the associated margin rates).   Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements.  In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.  As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 30,	December 25,	December 30,	December 25,
	2012	2011	2012	2011

Service revenues	$ 110.2	$ 102.7	$ 450.0	$ 351.0
Product sales	153.4	110.7	519.2	362.9
Total revenues	263.6	213.4	969.2	713.9
Cost of service revenues	86.0	73.8	350.8	260.7
Cost of product sales	109.6	80.2	361.2	262.0
Total costs	195.6	154.0	712.0	522.7
Gross profit - services	24.2	28.9	99.2	90.3
Gross profit - products	43.8	30.5	158.0	100.9

Total gross profit	68.0	59.4	257.2	191.2

Selling, general and administrative expenses	39.3	30.1	144.0	98.7
Merger and acquisition related items	(5.4)	1.2	(2.7)	12.5
Research and development expenses	4.9	3.6	17.8	8.6
Impairment of goodwill and intangibles	96.6	-	96.6	-
Unused office space and other	-	-	2.1	-
Depreciation	1.4	1.3	5.2	3.9
Amortization of intangible assets	11.5	13.5	43.9	38.0
Operating income (loss)	(80.3)	9.7	(49.7)	29.5
Interest expense, net	(16.2)	(16.3)	(66.1)	(51.1)
Other income, net	-	-	1.3	-
Loss from continuing operations before income taxes	(96.5)	(6.6)	(114.5)	(21.6)
Provision (benefit) for income taxes	(5.4)	0.6	(1.6)	1.9
Loss from continuing operations	(91.1)	(7.2)	(112.9)	(23.5)
Income (loss) from discontinued operations, net of taxes	1.1	(1.4)	(1.5)	(0.7)
Net loss	$ (90.0)	$ (8.6)	$ (114.4)	$ (24.2)

Basic income (loss) per common share:
Loss from continuing operations	$ (1.61)	$ (0.21)	$ (2.41)	$ (0.86)
Income (loss) from discontinued operations, net of taxes	0.02	(0.04)	(0.03)	(0.02)
Net loss	$ (1.59)	$ (0.25)	$ (2.44)	$ (0.88)

Diluted income (loss) per common share:
Loss from continuing operations	$ (1.61)	$ (0.21)	$ (2.41)	$ (0.86)
Income (loss) from discontinued operations, net of taxes	0.02	(0.04)	(0.03)	(0.02)
Net loss	$ (1.59)	$ (0.25)	$ (2.44)	$ (0.88)

Weighted average common shares outstanding
Basic	56.6	33.9	46.9	27.4
Diluted	56.6	33.9	46.9	27.4

Adjusted EBITDA (1)	$ 31.6	$ 28.5	$ 115.4	$ 93.0

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued operations, net interest expense, other (income) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, unused office space and other, other acquisition related items, and impairment of goodwill and intangibles.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net loss to Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	December 30,	December 25,	December 30,	December 25,
Reconciliation of Net loss to Adjusted EBITDA is as follows:	2012	2011	2012	2011

Net loss	$ (90.0)	$ (8.6)	$ (114.4)	$ (24.2)
(Income) loss from discontinued operations	(1.1)	1.4	1.5	0.7
Acquisition related items and other	(2.2)	1.2	0.5	12.5
Interest expense, net	16.2	16.3	66.1	51.1
Other income related to SWAP instruments	-	-	-	(0.3)
Provision (benefit) for income taxes	(5.4)	0.6	(1.6)	1.9
Depreciation *	4.0	3.1	14.1	10.0
Stock compensation	2.0	1.0	6.6	3.3
Impairment of goodwill and intangibles	96.6	-	96.6	-
Unused office space expense and other	-	-	2.1	-
Amortization of intangible assets	11.5	13.5	43.9	38.0

Adjusted EBITDA	$ 31.6	$ 28.5	$ 115.4	$ 93.0

* Includes depreciation reported in cost of service revenues and product sales.

	Three Months Ended		Twelve Months Ended
	December 30,	December 25,	December 30,	December 25,
Reconciliation of acquisition related items and other:	2012	2011	2012	2011
Acquisition related expenses	$ -	$ 1.2	$ 2.7	$ 12.5
Litigation accrual	(3.3)	-	(3.3)	-
Settlement of acquisition related items	(1.1)	-	(1.1)	-
Reduction of acquisition earn-out	(1.0)	-	(1.0)	-
Close-out of acquired contact	3.2	-	3.2	-

Total acquisition related items and other	$ (2.2)	$ 1.2	$ 0.5	$ 12.5

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Twelve Months Ended
	December 30,	December 25,	December 30,	December 25,
	2012	2011	2012	2011
Revenues:
Government Solutions	$ 215.0	$ 184.8	$ 783.2	$ 601.7
Public Safety & Security	48.6	28.6	186.0	112.2
Total revenues	$ 263.6	$ 213.4	$ 969.2	$ 713.9

Operating income (loss) from continuing operations:
Government Solutions	$ (73.8)	$ 8.6	$ (41.5)	$ 35.4
Public Safety & Security	(9.9)	3.3	(2.5)	9.9
Other activities	3.4	(2.2)	(5.7)	(15.8)
Total operating income (loss) from continuing operations	$ (80.3)	$ 9.7	$ (49.7)	$ 29.5

Note: Operating loss for the three and twelve months ended December 30, 2012 includes impairment of goodwill of $82.0 million and a contract settlement charge of $3.2 million in the Government Solutions segment and impairment of intangibles of $1.7 million and $12.9 million in the Government Solutions and Public Safety & Security segments, respectively. Other activities in the three months ended December 30, 2012 and December 25, 2011 include a benefit for acquisition items of $5.4 million and acquisition expenses of $1.2 million, respectively, and for the twelve months ended
December 30, 2012 and December 25, 2012 include acquisition related items of $1.2 million and $12.5 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Twelve Months Ended
	December 30,	December 25,	December 30,	December 25,
	2012	2011	2012	2011

KGS	$ 27.6	$ 24.6	$ 101.5	$ 80.6
% of revenue	12.8%	13.3%	13.0%	13.4%
PSS	4.0	3.9	13.9	12.4
% of revenue	8.2%	13.6%	7.5%	11.1%
Total	$ 31.6	$ 28.5	$ 115.4	$ 93.0
% of revenue	12.0%	13.4%	11.9%	13.0%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	As of
	December 30,	December 25,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 49.0	$ 69.6
Restricted cash	5.5	1.1
Accounts receivable, net	271.9	245.3
Inventoried costs	94.3	76.6
Prepaid expenses	17.4	12.7
Other current assets	10.7	6.0
Current assets of discontinued operations	6.6	9.7
Total current assets	455.4	421.0
Property and equipment, net	85.6	72.5
Goodwill	596.5	571.6
Intangibles, net	106.1	124.6
Other assets	40.4	26.3
Total assets	$ 1,284.0	$ 1,216.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 83.6	$ 48.8
Accrued expenses	46.4	50.7
Accrued compensation	47.8	39.8
Accrued interest	6.3	5.1
Billings in excess of costs and earnings on uncompleted contracts	43.7	36.2
Deferred income tax liability	28.9	8.5
Other current liabilities	22.3	24.7
Total current liabilities	279.0	213.8
Long-term debt principal, net of current portion	629.7	630.8
Long-term debt premium	18.7	22.8
Other long-term liabilities	32.5	36.0
Total liabilities	959.9	903.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized, $.001 par value, no shares outstanding at December 25, 2011 and September 30, 2012.	-	-
Common stock, $.001 par value, 195,000,000 shares authorized; 34,395,895 and 56,613,024 shares issued and outstanding at December 25, 2011 and December 30, 2012, respectively.	-	-
Additional paid-in capital	847.1	720.6
Accumulated other comprehensive loss	(0.8)	(0.2)
Accumulated deficit	(522.2)	(407.8)
Total stockholders’ equity	324.1	312.6
Total liabilities and stockholders’ equity	$ 1,284.0	$ 1,216.0

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Twelve Months Ended
	December 30,	December 25,
	2012	2011
Operating activities:
Net loss	$ (114.4)	$ (24.2)
Less: Loss from discontinued operations	(1.5)	(0.7)
Loss from continuing operations	(112.9)	(23.5)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	58.0	48.0
Deferred income taxes	(2.5)	(0.1)
Stock‑based compensation	6.6	3.3
Impairment of goodwill and intangibles	96.6	-
Mark to market on swaps	-	(0.3)
Change in accrual for excess facilities	1.8	-
Amortization of deferred financing costs	5.1	3.8
Amortization of premium on Senior Secured Notes	(4.2)	(2.8)
Provision for doubtful accounts	0.4	1.8
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	2.8	(14.4)
Inventoried costs	(5.2)	5.6
Prepaid expenses and other assets	(1.9)	1.4
Accounts payable and accrued expenses	15.3	(6.6)
Accrued compensation	4.3	(3.8)
Accrued interest payable	1.2	(5.1)
Billings in excess of costs and earnings on uncompleted contracts	(5.0)	(1.8)
Other liabilities	(8.1)	(0.3)
Net cash provided by operating activities from continuing operations	52.3	5.2
Investing activities:
Cash paid for acquisitions, net of cash acquired	(149.4)	(391.1)
Decrease in restricted cash	0.6	3.0
Proceeds from the disposition of discontinued operations	0.3	-
Capital expenditures	(16.6)	(7.5)
Net cash used in investing activities from continuing operations	(165.1)	(395.6)
Financing activities:
Proceeds from the issuance of long-term debt, net of issuance costs	-	425.7
Proceeds from the issuance of common stock, net of issuance costs	97.0	61.1
Purchase of treasury stock	-	(10.9)
Cash paid for contingent acquisition consideration	(2.5)	-
Borrowings under line of credit	50.0	-
Repayment of debt	(51.0)	(2.7)
Debt issuance costs	(1.2)	(22.1)
Other	(1.4)	1.3
Net cash provided by financing activities from continuing operations	90.9	452.4
Net cash flows from continuing operations	(21.9)	62.0
Net operating cash flows from discontinued operations	1.3	(2.7)
Effect of exchange rate changes on cash and cash equivalents	-	(0.5)
Net increase in cash and cash equivalents	(20.6)	58.8
Cash and cash equivalents at beginning of period	69.6	10.8
Cash and cash equivalents at end of period	$ 49.0	$ 69.6

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Adjusted Earnings Before Amortization and Acquisition Related Expenses
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 30,	December 25,	December 30,	December 25,
	2012	2011	2012	2011

Loss from continuing operations before taxes	$ (96.5)	$ (6.6)	$ (114.5)	$ (21.6)
Add: Amortization of intangible assets	11.5	13.5	43.9	38.0
Add: Unused office space and other	-	-	2.1	-
Add: Impairment of goodwill and intangible assets	96.6	-	96.6	-
Add: Close-out of acquired contract	3.2	-	3.2	-
Add: Merger and acquisition expenses	(5.4)	1.2	(2.7)	12.5
Adjusted income from continuing operations before income taxes	$ 9.4	$ 8.1	$ 28.6	$ 28.9

Estimated cash tax provision	1.0	1.1	3.8	4.3
Adjusted income from continuing operations before acquisition and amortization expenses	$ 8.4	$ 7.0	$ 24.8	$ 24.6

Pro Forma Diluted income per common share:
Adjusted income from continuing operations	$ 0.15	$ 0.21	$ 0.53	$ 0.90

Weighted average common shares outstanding
Diluted	56.6	33.9	46.9	27.4

Adjusted Cash Flows From Operations
(in millions)

	Three Months Ended		Twelve Months Ended
	December 30,	December 25,	December 30,	December 25,
	2012	2011	2012	2011
Net cash provided by (used in) operating activities from continuing operations	$ 17.2	$ (7.4)	$ 52.3	$ 5.2
Add: Acquisition related items	2.3	6.9	5.4	27.8
Adjusted cash flows from operations	$ 19.5	$ (0.5)	$ 57.7	$ 33.0
Less: Capital expenditures	$ (4.6)	$ (2.3)	$ (16.6)	$ (7.5)
Adjusted free cash flow	$ 14.9	$ (2.8)	$ 41.1	$ 25.5

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